FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

___________________________

Quest Diagnostics Incorporated

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1387862 (I.R.S. employer identification no.)

Quest Diagnostics Holdings Incorporated

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2324658 (I.R.S. employer identification no.)

Quest Diagnostics Clinical Laboratories, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-2084239 (I.R.S. employer identification no.)

Quest Diagnostics Incorporated (CA)

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-2701802 (I.R.S. employer identification no.)

Quest Diagnostics Incorporated (NV)

(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0099333 (I.R.S. employer identification no.)

Quest Diagnostics Incorporated (MI)

(Exact name of obligor as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-1882750 (I.R.S. employer identification no.)

Quest Diagnostics Incorporated (MD)

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-0890739 (I.R.S. employer identification no.)

Quest Diagnostics LLC (IL)

(Exact name of obligor as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-4257926 (I.R.S. employer identification no.)

Quest Diagnostics LLC (CT)

(Exact name of obligor as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-1460613 (I.R.S. employer identification no.)

Quest Diagnostics LLC (MA)

(Exact name of obligor as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-3248020 (I.R.S. employer identification no.)

Quest Diagnostics of Pennsylvania Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3137283 (I.R.S. employer identification no.)

AML Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1847385 (I.R.S. employer identification no.)

American Medical Laboratories, Incorporated

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	54-1983356 (I.R.S. employer identification no.)

APL Properties Limited Liability Company

(Exact name of obligor as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	86-0864218 (I.R.S. employer identification no.)

MetWest Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0363116 (I.R.S. employer identification no.)

Nichols Institute Diagnostics

(Exact name of obligor as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-2955451 (I.R.S. employer identification no.)

Quest Diagnostics Nichols Institute, Inc.

(Exact name of obligor as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-0854787 (I.R.S. employer identification no.)

DPD Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	93-0988106 (I.R.S. employer identification no.)

Diagnostic Reference Services Inc.

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	22-3479439 (I.R.S. employer identification no.)

Pathology Building Partnership

(Exact name of obligor as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	51-1188454 (I.R.S. employer identification no.)

Quest Diagnostics Investments Incorporated

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0314231 (I.R.S. employer identification no.)

Quest Diagnostics Finance Incorporated

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0390179 (I.R.S. employer identification no.)

Unilab Corporation

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	71-0897031 (I.R.S. employer identification no.)

Unilab Acquisition Corporation

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0466856 (I.R.S. employer identification no.)

LabOne, Inc.

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1039532 (I.R.S. employer identification no.)

ExamOne World Wide, Inc.

(Exact name of obligor as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	23-2057350 (I.R.S. employer identification no.)

ExamOne World Wide of NJ, Inc.

(Exact name of obligor as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-2127674 (I.R.S. employer identification no.)

Central Plains Holdings, Inc.

(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1219588 (I.R.S. employer identification no.)

Central Plains Laboratories, LLC

(Exact name of obligor as specified in its charter)

Kansas (State or other jurisdiction of incorporation or organization)	48-1218417 (I.R.S. employer identification no.)

LabOne of Ohio, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0310967 (I.R.S. employer identification no.)

Osborn Group, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	48-1045507 (I.R.S. employer identification no.)

Systematic Business Services, Inc.

(Exact name of obligor as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	43-1336549 (I.R.S. employer identification no.)

1290 Wall Street West Lyndhurst, New Jersey (Address of principal executive offices)	07071 (Zip code)

___________________________

5.45% Senior Notes due 2015

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-106702.)
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 27th day of January, 2006.

THE BANK OF NEW YORK

By:	/S/	KISHA A. HOLDER
	Name:	KISHA A. HOLDER
	Title:	ASSISTANT VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2005, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,223,000
Interest-bearing balances	6,428,000
Securities:
Held-to-maturity securities	2,071,000
Available-for-sale securities	22,899,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	1,783,000
Securities purchased under agreements to resell	271,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	34,349,000
LESS: Allowance for loan and lease losses	557,000
Loans and leases, net of unearned income and allowance	33,792,000
Trading assets	5,761,000
Premises and fixed assets (including capitalized leases)	801,000
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	288,000
Customers’ liability to this bank on acceptances outstanding	106,000
Intangible assets:
Goodwill	2,158,000
Other intangible assets	765,000
Other assets	5,391,000
Total assets	$85,737,000

LIABILITIES
Deposits:
In domestic offices	$35,878,000
Noninterest-bearing	16,458,000
Interest-bearing	19,420,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	26,474,000
Noninterest-bearing	448,000
Interest-bearing	26,026,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	3,200,000
Securities sold under agreements to repurchase	101,000
Trading liabilities	2,914,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,247,000
Not applicable
Bank’s liability on acceptances executed and outstanding	108,000
Subordinated notes and debentures	1,440,000
Other liabilities	6,119,000
Total liabilities	$77,481,000
Minority interest in consolidated subsidiaries	141,000
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	2,092,000
Retained earnings	4,976,000
Accumulated other comprehensive income	-88,000
Other equity capital components	0
Total equity capital	8,115,000
Total liabilities, minority interest, and equity capital	$85,737,000

I, Thomas J. Mastro, Executive Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Executive Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell	Directors